[DELOITTE & TOUCHE LLP LETTERHEAD]  Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-67131, 333-67133 and 333-67135 dated November 12, 1998; 333-51647 dated May
1, 1998; 333-45491, 333-45493, 333-45495, 333-45507, and 333-45499, dated
February 3, 1998; 333-45423 dated February 2, 1998; 33-75564, 33-75566,
33-75572, 33-75574, 33-67822, and 33-67824 dated February 1, 1995; 33-92430,
33-92428, 33-92432, and 33-92426 dated May 17, 1995; 33-92862 and 33-92860 dated
May 30, 1995; 33-92858 dated June 1, 1995; 333-12941, 333-12875, and 333-12939 dated September 27, 1996; and 333-17179 dated December 3, 1996 of Borg-Warner Automotive, Inc. on Form S-8 of our report, incorporated by reference in the Annual Report on Form 10-K/A of Borg-Warner Automotive, Inc. for the year ended December 31, 1998.

/s/ DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

Chicago, Illinois
June 17, 1999